
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 6/30/97 and the related consolidated statement of earnings, cash flows and notes to consolidated financial statements for the six months ended 6/30/97 and is qualified in its entirety by reference to such finacial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                           5,142
<SECURITIES>                                         0
<RECEIVABLES>                                  227,529
<ALLOWANCES>                                     6,919
<INVENTORY>                                    159,851
<CURRENT-ASSETS>                               414,421
<PP&E>                                         116,385
<DEPRECIATION>                                  44,285
<TOTAL-ASSETS>                                 777,501
<CURRENT-LIABILITIES>                          218,468
<BONDS>                                        377,530
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        250
<COMMON>                                         3,783
<OTHER-SE>                                     138,251
<TOTAL-LIABILITY-AND-EQUITY>                   777,501
<SALES>                                        417,799<F1>
<TOTAL-REVENUES>                               537,746
<CGS>                                          355,237<F1>
<TOTAL-COSTS>                                  466,004
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                 1,034<F2><F3>
<INTEREST-EXPENSE>                              18,689
<INCOME-PRETAX>                                  7,439
<INCOME-TAX>                                     1,488
<INCOME-CONTINUING>                              5,951
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     4,889<F4>
<EPS-PRIMARY>                                      .26
<EPS-DILUTED>                                      .26

<F1>Seen Note 3 of Notes to Consolidated Financial Statements
<F2>The provision for doubtful accounts and notes is included with Selling,
General and Administrative Expenses in the Consolidated Statement of
Earnings.
<F3>It also appears in the Consolidated Statement of Cash Flows under the title "Provision for losses on accounts receivables".
<F4>Net of Preferred Dividends.


